Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, being a director or officer of Parker Drilling Company, a Delaware corporation, hereby constitutes and appoints Gary G. Rich and Christopher T. Weber, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, (i) to sign a Registration Statement under the Securities Act of 1933, as amended, on Form S-4, any amendments thereto, and all post-effective amendments and supplements thereto (collectively, the “Registration Statement”) and (ii) to file the Registration Statement, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any of them may approve, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument on this 19th day of June, 2014.

Signature	Title

/s/ Gary G. Rich	Chairman of the Board, President, Chief Executive Officer and
Gary G. Rich	Director
(Principal Executive Officer)

/s/ Christopher T. Weber	Senior Vice President and Chief Financial Officer
Christopher T. Weber	(Principal Financial Officer)

/s/ Leslie K. Nagy	Corporate Controller
Leslie K. Nagy	(Principal Accounting Officer)

/s/ Jonathan M. Clarkson	Director
Jonathan M. Clarkson

/s/ George J. Donnelly	Director
George J. Donnelly

/s/ Robert W. Goldman	Director
Robert W. Goldman

/s/ Gary R. King	Director
Gary R. King

/s/ Richard D. Paterson	Director
Richard D. Paterson

/s/ Roger B. Plank	Director
Roger B. Plank

/s/ R. Rudolph Reinfrank	Director
R. Rudolph Reinfrank

/s/ Robert L. Parker Jr.	Director
Robert L. Parker Jr.